UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): June 4, 2018

JACKSONVILLE BANCORP, INC.

(Exact Name of Registrant as Specified in its Charter)

Maryland	001-34821	36-4670835
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

450 West Side Square, Carlinville, Illinois 62626

(Address of principal executive offices, including zip code)

(217) 854-2674

(Registrant’s telephone number, including area code)

1211 West Morton Avenue, Jacksonville, Illinois 62650

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Introductory Note

This Current Report on Form 8-K is being filed in connection with the closing on June 4, 2018 of the transactions contemplated by the Agreement and Plan of Merger, dated as of January 17, 2018 (the “Merger Agreement”), among CNB Bank Shares, Inc., an Illinois corporation (“CNB”), Jacksonville Bancorp, Inc., a Maryland corporation (“Jacksonville Bancorp”), and CNB Acquisition, Inc., a Maryland corporation (“Merger Sub”). Merger Sub merged with and into Jacksonville Bancorp, with Jacksonville Bancorp as the surviving entity, effective as of 6:00 p.m., eastern time, on June 4, 2018 (the “Effective Time”).

Item 2.01	Completion of Acquisition or Disposition of Assets.

On June 4, 2018, pursuant to the Merger Agreement, Merger Sub merged with and into Jacksonville Bancorp, with Jacksonville Bancorp as the surviving entity (the “Merger”). Following the Merger, Jacksonville Bancorp was dissolved.

Under the terms of the Merger Agreement, each share of Jacksonville Bancorp common stock was converted into the right to receive $33.70 in cash (the “Merger Consideration”). At the Effective Time, each option to purchase Jacksonville Bancorp common stock issued by Jacksonville Bancorp was canceled and the holder received the right to receive a cash payment equal to $33.70 minus the option exercise price. Additionally, at the Effective Time, each restricted stock award issued that was outstanding at the Effective Time, vested in full and such shares were converted into the right to receive the Merger Consideration.

Subsequent to the Merger, it is expected that Jacksonville Savings Bank, an Illinois savings bank that was wholly owned by Jacksonville Bancorp, will be merged with and into CNB Bank & Trust, N.A., an Illinois commercial bank and wholly owned subsidiary of CNB (“CNB Bank & Trust”), with CNB Bank & Trust as the surviving entity (the “Bank Merger”). The Bank Merger is expected to be completed in the fourth quarter of 2018 or the first quarter of 2019.

The foregoing description of the Merger and the Merger Agreement does not purport to be complete and is qualified in its entirety by reference to the Merger Agreement, which was filed as Exhibit 2.1 to Jacksonville Bancorp’s Current Report on Form 8-K filed on January 18, 2018 and is incorporated herein by reference.

Item 3.01	Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

As a result of the Merger and subsequent dissolution, Jacksonville Bancorp no longer fulfills the listing requirements of the Nasdaq Stock Market (“Nasdaq”). On June 4, 2018, Jacksonville Bancorp notified Nasdaq that trading in Jacksonville Bancorp common stock should be suspended and the listing of Jacksonville Bancorp common stock should be removed, in each case prior to the opening of the market on June 5, 2018. Nasdaq has filed a notification of removal from listing of Jacksonville Bancorp common stock on Form 25 with the Securities and Exchange Commission to deregister Jacksonville Bancorp’s common stock under Section 12 of the Securities Exchange Act of 1934. CNB, as successor to Jacksonville Bancorp, intends to file a Form 15 with the Securities and Exchange Commission to suspend Jacksonville Bancorp’s reporting obligations under Sections 13 and 15(d) of the Securities Exchange Act of 1934.

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Item 3.03	Material Modification to the Rights of Security Holders.

The information set forth under Items 2.01, 3.01 and 5.03 of this Current Report on Form 8-K is incorporated by reference into this Item 3.03.

Item 5.01	Changes in Control of Registrant.

The information set forth under Item 2.01 of this Current Report on Form 8-K is incorporated by reference into this Item 5.01.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Effective upon the consummation of the Merger, Jacksonville Bancorp’s directors and executive officers ceased serving in such capacities. At the Effective Time, Richard A. Foss, President and Chief Executive Officer of Jacksonville Bancorp, was appointed as a director of CNB Bank & Trust.

Item 5.03	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

Effective upon the consummation of the Merger, the Articles of Incorporation and the Bylaws of Jacksonville Bancorp ceased to be in effect.

Item 9.01	Financial Statements and Exhibits

(a)	Financial Statements of Businesses Acquired. Not applicable

(b)	Pro Forma Financial Information. Not Applicable

(c)	Shell Company Transactions. Not Applicable

(d)	Exhibits:

Exhibit No.	Description
2.1*	Agreement and Plan of Merger among CNB Bank Shares, Inc., Jacksonville Bancorp, Inc. and CNB Acquisition, Inc. and dated January 17, 2018

*      Incorporated by reference to Exhibit 2.1 to Registrant’s Form 8-K filed on January 18, 2018.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CNB BANK SHARES, INC., AS SUCCESSOR TO JACKSONVILLE BANCORP, INC.
DATE: June 5, 2018	By:	/s/ Shawn L. Davis
Shawn L. Davis
Senior Vice President

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